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                                                                   EXHIBIT 10.10

                              NON-PLEDGE AGREEMENT

      THIS NON-PLEDGE AGREEMENT is entered into as of this 22nd day of February, 2002 by SAFE AUTO GROUP INC. (the "Company") to and in favor of NATIONAL CITY BANK (the "Bank").

      WHEREAS, Bank has extended credit accommodations to Company pursuant to certain note(s) and related documents (collectively, the "Loan Documents"); and

      WHEREAS, in order to induce Bank to enter into the Loan Documents and for other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged by Company, Company has agreed to execute this Non-Pledge Agreement,

      NOW, THEREFORE, Company agrees as follows:

      1. Company covenants and agrees that it will keep all of its existing and future BUSINESS ASSETS (the "Property") free from any and all liens, encumbrances, Security interests, pledges, levies or other judicial processes or claims of any kind. The terms "inventory" and "account" shall have the meanings ascribed to them in the Uniform Commercial Code in effect in Ohio from time to time.

      2. Company shall promptly notify the Bank in writing of any threatened or filed claims or proceedings which might in any way affect or impair Company's rights, title or interests in the Property. Company shall also promptly notify the Bank in writing of all material loss or material damage, by casualty or otherwise, to the Property.

      3. Company acknowledges that Bank is relying on its agreements and undertakings herein in entering into the Loan Documents and in extending to Borrower the credit facilities contemplated thereby. Any breach by Company of its agreements herein shall be deemed a default under the Loan Documents and entitle Bank to exercise its remedies provided therein or otherwise available at law.

      4. This Non-Pledge Agreement shall remain in full force and effect until all obligations evidenced by the Loan Documents have been paid in full and the credit accommodations contemplated thereby have been terminated in writing by Bank.

      IN WITNESS WHEREOF, the Company has duly executed this Non-Pledge Agreements as of the date first written above.

                                        COMPANY NAME

                                        SAFE AUTO GROUP, INC.

                                        By:/s/ ARI DESHE
                                           -------------------------------------
                                        Printed Name: ARI DESHE

                                        TITLE: CHAIRMAN AND CHIEF EXECUTIVE
                                        OFFICER